First Century Bankshares, Inc.

FIRST
CENTURY
BANK

2010 Annual Stockholder’s Meeting 2010 Annual Stockholder’s Meeting April 27, 2010 April 27, 2010 Exhibit 99.1

At a Glance
At a Glance
Headquarters in Bluefield, WV
Assets:  $408 million
Founded in 1891
Banking operations in WV and VA
°
12 banking offices
°
17 ATM’s
Trust Division with $294 million in assets
under management

First Century Bank locations

OHIO
Parkersburg
79
WEST VIRGINIA
Weston
Buckhannon
Elkins
Pt. Pleasant
Ripley
SINKS OF GANDY
Ashland
Huntington
St. Albans
Charleston
Summersville
Richwood
Staunton
Madison
Beckley
Lewisburg
Covington
Lexington
KENTUCKY
77
Hinton
Pikeville
81
Princeton
Lynchburg
Bluefield
Radford
Roanoke
Pulaski
Norton
Marion
81
VIRGINIA

Wytheville Branch locations Oceana

5-year
5-year
Summary
Summary
** U.S. Banker  (2006-2008) voted First Century Bank in the
Top 200 Community Banks on ROAE at 10.70%
2005 2006 2007 2008 2009
Per Share Data
Net Income $2.02 $2.28 $2.39 $1.93 $0.17
Cash Dividend $1.00 $1.05 $1.10 $1.11 $0.96
Book Value $18.36 $19.58 $21.16 $21.74 $20.73
For The Year
Net Income $4,004 $4,489 $4,688 $3,685 $315
Return on Assets (average) 1.04 1.12 1.10 0.85 0.07
Return on Equity  (beginning) 11.19% 12.49% 12.20% 9.12% 0.76%
At Year-End
Total Assets $390,789 $410,948 $433,879 $425,694 $408,387
Total Deposits $332,791 $357,355 $362,755 $358,031 $350,320
Total Loans (net) $255,071 $290,088 $294,491 $293,930 $282,041
Total Equity $35,953 $38,432 $40,405 $41,365 $39,456
Market Value (per share) $22.99 $28.00 $25.50 $15.65 $15.00
Market/Book % 125.22% 143.00% 120.51% 71.99% 72.36%

Weakened economy
Weakened borrowers
Unsettled financial industry
High regulatory scrutiny
New administration/shifting political agenda
Health Care Reform
Regulatory Reform -
(Consumer Financial Protection
Agency (CFPA))
Changing rules
°
Banking
°
Tax

EARNINGS 2009 2008
Net Income $315,000 $3,685,000
ROA 0.07% 0.85%
ROE 0.76% 8.96%
FDIC Assessments $890,000 $55,000
Net Charge-offs $3,825,000 $214,000
Additions to Allowance $1,635,000 $235,000
ALLL to Total Loans 1.51% 0.91%
Total Allowance $4,325,000 $2,690,000
Total Risk-based Capital (RBC) $40,524,000 $40,843,000
Total RBC % 13.56% 13.30%

First Century has a strong capital position
Minimum to be
considered
Actual “Well Capitalized”
Tier 1 Capital to Avg. Assets 8.92% 5.00%
Tier 1 Capital to Risk Weighted Assets        12.31% 6.00%
Total Capital to Risk Weighted Assets         13.56% 10.00%
Data as of 12/31/09

TRUST ASSETS
$328
$334
$341
$267
$294
$350
$300
$250
$200
$150
$100
$50
$0
2005
2006
2007
2008
2009

Trust Assets Trust Assets

FDIC insurance limits increased to $250,000
through 12/31/13.
Transaction Account Guarantee Program – all
noninterest-bearing transaction accounts
(checking accounts) insured through
12/31/10.
FCB voluntarily opted to continue this
coverage to benefit our customers.

Because of the age of the bank, credits
allowed expense to remain lower in 2008 –
total $55,000.
One-time assessment was an additional
$200,000 in addition to higher assessments
in 2009.
Total assessments for 2009 $890,000.

Anticipate limited growth opportunities in 2010
Use a three year focus as a bridge through the recovery
Maintain a  pattern of selective growth over the near term
as the market strengthens
Focus on infrastructure improvement
°
Efficiency
°
Staffing study
°
Current market penetration
Aggressively consolidate branch opportunities
°
Analyze I-81 corridor opportunity
Maintain sound capital position
Continue with current shareholder return

Our vision will be that we provide a fair and consistent return for you, our shareholders. Our focus continues to be on three critical areas ° Asset Quality ° Liquidity ° Capital

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